Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Meagan Pratt, (615) 236-8335 Meagan.Pratt@FranklinSynergy.com

Franklin Synergy Bank set to join Russell 2000 Index

Franklin, TN – June 22, 2015 – Franklin Financial Network Inc.(NYSE:FSB) is set to join the Russell 2000 Index at the conclusion of the Russell indexes annual reconstitution on June 26, according to a preliminary list of additions posted June 12 on www.russell.com/indexes. Franklin Financial Network is the parent company of Franklin Synergy Bank.

Membership in the Russell 2000 Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.

“We are pleased that Franklin Financial Network has been added as a member of the nationally-recognized Russell 2000-3000 Indices. This is an indication of our company’s sustained growth and will enhance our visibility within the investment community,” stated Richard Herrington, Chairman of Franklin Financial Network.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Approximately $5.7 trillion in assets are benchmarked to the Russell’s U.S. indexes. Russell Indexes are part of FTSE Russell, a leading global index provider.

For more information on the Russell 2000 and the Russell indexes reconstitution, go to “Recon Central” section on the FTSE Russell website.

About Franklin Synergy Bank

Founded in 2007, Franklin Financial Network, Inc. is the parent company of Franklin Synergy Bank, a full-service community bank operating 11 branch offices in Williamson and Rutherford Counties. The bank provides deposit and loan products, treasury management and wealth management services for consumers and businesses. A strong corporate culture paired with a clear vision that has provided customers with uncompromising services and individualized solutions to their financial needs. In July 2014, Franklin Synergy Bank acquired Rutherford County’s MidSouth Bank.

In March 2015, Franklin Financial Network, Inc. completed an Initial Public Offering (IPO), listing common shares on the New York Stock Exchange under the symbol “FSB”.

Recent FDIC deposit share of market data shows that Franklin Synergy Bank has grown to the deposit market share leader doing business in Williamson County.

Additional information about Franklin Synergy is available at the bank’s website: www.franklinsynergybank.com.

About FTSE Russell:

FTSE Russell is a global index leader that provides innovative benchmarking, analytics and data solutions for investors worldwide. FTSE Russell calculates thousands of indexes that measure and benchmark markets and asset classes in more than 80 countries, covering 98% of the investable market globally and trading on over 25 exchanges worldwide.

FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Leading asset owners, asset managers, ETF providers and investment banks use FTSE Russell indexes to benchmark their investment performance and create ETFs, structured products and index-based derivatives.

A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on applying the highest industry standards in index design and governance. FTSE Russell is also focused on index innovation and client collaboration as it seeks to enhance the breadth, depth and reach of its offering.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.